Exhibit 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), John C. Martin, the Chief Executive Officer of Gilead Sciences, Inc. (the Company), and John F. Milligan, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006, to which this Certification is attached as Exhibit 32 (the Periodic Report), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Periodic Report and results of operations of the Company for the periods covered by the Periodic Report.

Dated: November 3, 2006

/s/ John C. Martin	/s/ John F. Milligan
John C. Martin	John F. Milligan, Ph.D.
Chief Executive Officer	Chief Financial Officer

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